Exhibit 99.1
Forest City Enterprises, Inc.
Supplemental Package
Three Months Ended April 30, 2007 and 2006

Forest City Enterprises, Inc. and Subsidiaries
Three Months Ended April 30, 2007 and 2006
Supplemental Package
NYSE: FCEA, FCEB
Index

Corporate Overview	2
Supplemental Operating Information
Occupancy Data	4
Comparable Net Operating Income (NOI)	5
Comparable NOI Detail	6
Reconciliation of NOI to Net Earnings	7
Lease Expirations Schedules	8-9
Schedules of Significant Tenants	10-11
Development Pipeline	12-14

Supplemental Financial Information
Mortgage Financings	15
Scheduled Maturities Table	16-17
Consolidated Balance Sheet Information	18-19
Consolidated Earnings Information	20-21
Investments in and Advances to Affiliates	22-23
Results of Operations Summary	23-25
Reconciliation of Net Earnings to EBDT	25-26
Summary of EBDT	27-32

This Supplemental Package, together with other statements and information publicly disseminated by us, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements reflect management’s current views with respect to financial results related to future events and are based on assumptions and expectations which may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial or otherwise, may differ from the results discussed in the forward-looking statements. Risk factors discussed in Item 1A of our Form 10-K for the year ended January 31, 2007 and other factors that might cause differences, some of which could be material, include, but are not limited to, real estate development and investment risks including lack of satisfactory financing, construction and lease-up delays and cost overruns, the effect of economic and market conditions on a nationwide basis as well as regionally in areas where we have a geographic concentration of properties, reliance on major tenants, the impact of terrorist acts, our substantial leverage and the ability to obtain and service debt, guarantees under our credit facility, the level and volatility of interest rates, continued availability of tax-exempt government financing, the sustainability of substantial operations at the subsidiary level, illiquidity of real estate investments, dependence on rental income from real property, conflicts of interest, financial stability of tenants within the retail industry that may be impacted by competition and consumer spending, potential liability from syndicated properties, effects of uninsured loss, environmental liabilities, partnership risks, litigation risks, risks associated with an investment in a professional sports franchise, the rate revenue increases versus the rate of expense increases, as well as other risks listed from time to time in our reports filed with the United States Securities and Exchange Commission. We have no obligation to revise or update any forward-looking statements, other than imposed by law, as a result of future events or new information. Readers are cautioned not to place undue reliance on such forward-looking statements.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information
Corporate Overview
We principally engage in the ownership, development, management and acquisition of commercial and residential real estate and land throughout the United States. We operate through three strategic business units. The Commercial Group, our largest business unit, owns, develops, acquires and operates regional malls, specialty/urban retail centers, office and life science buildings, hotels and mixed-use projects. The Residential Group owns, develops, acquires and operates residential rental property, including upscale and middle-market apartments, adaptive re-use developments and supported-living communities. Additionally, the Residential Group develops for-sale condominium projects and also owns, develops and manages military family housing. New York City operations are part of the Commercial Group or Residential Group depending on the nature of the operations. The Land Development Group acquires and sells both land and developed lots to residential, commercial and industrial customers. It also owns and develops land into master-planned communities and mixed-use projects. Real Estate Groups are the combined Commercial, Residential and Land Development Groups. The Nets, a franchise of the National Basketball Association (“NBA”) in which we account for our investment on the equity method of accounting, is a reportable segment of the Company.
We have approximately $9.2 billion of assets in 26 states and the District of Columbia at April 30, 2007. Our core markets include New York City/Philadelphia metropolitan area, Denver, Boston, Greater Washington D.C./Baltimore metropolitan area, Chicago and California. As a result of an ongoing effort to increase property concentration in the core markets, these markets now account for approximately 76 percent of the cost of our real estate portfolio at April 30, 2007. We have offices in Boston, Chicago, Denver, London (England), Los Angeles, New York City, San Francisco, Washington, D.C., and our corporate headquarters are in Cleveland, Ohio.
SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION
We recommend that this supplemental package be read in conjunction with the Company’s Form 10-Q for the three months ended April 30, 2007. This supplemental package contains certain measures prepared in accordance with the generally accepted accounting principles (“GAAP”) under the full consolidation accounting method, and certain measures prepared under the pro-rata consolidation method, a non-GAAP measure. Along with net earnings, we use an additional measure, Earnings before Depreciation, Amortization and Deferred Taxes (“EBDT”), to report operating results. EBDT is a non-GAAP measure and may not be directly comparable to similarly-titled measures reported by other companies. The non-GAAP financial measures presented under the pro-rata consolidation method, comparable net operating income (“NOI”) and EBDT, provide supplemental information about our operations. Although these measures are not presented in accordance with GAAP, we believe they are necessary to understand our business and operating results, along with net earnings and other GAAP measures. Our investors can use these non-GAAP measures as supplementary information to evaluate our business. Our non-GAAP measures are not intended to be performance measures that should be regarded as alternatives to, or more meaningful than, our GAAP measures.
Consolidation Methods
We present certain financial amounts under the pro-rata consolidation method because we believe this information is useful to investors as this method reflects the manner in which we operate our business. In line with industry practice, we have made a large number of investments in which our economic ownership is less than 100% as a means of procuring opportunities and sharing risk. Under the pro-rata consolidation method, we generally present our investments proportionate to our economic share of ownership. Under GAAP, the full consolidation method is used to report partnership assets and liabilities consolidated at 100% if deemed to be under our control or if we are deemed to be the primary beneficiary of the variable interest entity (“VIE”), even if our ownership is not 100%. We provide reconciliations from the full consolidation method to the pro-rata consolidation method throughout our supplemental package. Please refer to our property listing for the detail of our consolidated and non-consolidated properties in our supplemental package for the year ended January 31, 2007 on pages 56-66.
EBDT
We believe that EBDT, along with net earnings, provides additional information about our core operations. While property dispositions, acquisitions or other factors can affect net earnings in the short-term, we believe EBDT presents a more consistent view of the overall financial performance of our business from period-to-period. EBDT is used by the chief operating decision maker and management to assess performance and resource allocations by strategic business unit and on a consolidated basis. EBDT is similar to Funds From Operations (“FFO”), a measure of performance used by publicly traded Real Estate Investment Trusts (“REIT”), but may not be directly comparable to similarly titled measures reported by other companies. (See pages 24-26 for additional discussion of EBDT as well as a reconciliation of EBDT to net earnings.)

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information
Supplemental Operating Information
The operating information contained in this document includes: occupancy data, comparable NOI, reconciliation of NOI to net earnings, retail and office lease expirations, significant retail and office tenant listings, and our development pipeline. We believe this information will give interested parties a better understanding and more information about the operating performance of our Company. The term “comparable,” which is used throughout this document, is generally defined as including properties that were open and operated in both the three months ended April 30, 2007 and 2006.
We believe occupancy rates, retail and office lease expirations, base rent, and significant retail and office tenant listings represent meaningful operating statistics about our Company. This information will give interested parties a better understanding and more information about the operating performance of our Company.
Comparable NOI is useful because it measures the performance of the same properties on a period-to-period basis and, along with EBDT (as discussed beginning on page 24), is used to assess operating performance and resource allocation of our strategic business units. While property dispositions, acquisitions or other factors can impact net earnings in the short term, we believe comparable NOI gives a more consistent view of our overall performance from quarter-to-quarter and year-to-year. A reconciliation of net earnings, the most comparable financial measure calculated in accordance with GAAP, to NOI and reconciliation from NOI to comparable NOI are provided on pages 6-7 of this document. A reconciliation of NOI to net earnings for each strategic business unit can be found on pages 27-32.
Corporate Headquarters
Forest City Enterprises, Inc.
Terminal Tower
50 Public Square, Suite 1100
Cleveland, Ohio 44113
Annual Report on Form 10-K
A copy of the Annual Report on Form 10-K for the fiscal year ended January 31, 2007 as filed with the Securities and Exchange Commission can be found on our website or may be obtained without charge upon written request to:
Thomas T. Kmiecik
Assistant Treasurer
tomkmiecik@forestcity.net
Website
www.forestcity.net
The information contained on this website is not incorporated herein by reference and does not constitute a part of this supplemental package.
Investor Relations
Thomas G. Smith
Executive Vice President,
Chief Financial Officer and Secretary
Transfer Agent and Registrar
National City Bank
Stock Transfer Department
P.O. Box 92301
Cleveland, OH 44193-0900
(800) 622-6757
www.shareholder.inquiries@nationalcity.com
Stock Exchange Listing
NYSE: FCEA and FCEB
Dividend Reinvestment and Stock Purchase Plan
The Company offers its stockholders the opportunity to purchase additional shares of common stock through the Forest City Enterprises, Inc. Dividend Reinvestment and Stock Purchase Plan (the “Plan”) at 97% of current market value. A copy of the Plan prospectus and an enrollment card may be obtained by contacting National City Bank at (800) 622-6757.

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Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information
Occupancy Data — April 30, 2007 and 2006
We analyze our occupancy percentages by each of our major product lines as follows:

		Average		Average
	Occupancy	Occupancy	Occupancy	Occupancy
	As of	Year-to-Date	As of	Year-to-Date
	April 30, 2007	April 30, 2007	April 30, 2006	April 30, 2006
Retail
Comparable	94.7%	94.7%	94.3%	94.5%
Total	93.0%	93.3%	93.9%	94.0%
Office
Comparable	93.8%	93.7%	92.5%	92.6%
Total	89.6%	90.0%	92.5%	92.6%
Residential
Comparable	94.3%	95.1%	94.4%	94.6%
Total	92.9%	92.1%	90.4%	90.7%
Hotels
Comparable and Total (1)		64.5%		59.6%
Comparable ADR and Total ADR (1)		$135.47		$131.00
Retail and office occupancy as of April 30, 2007 and 2006 is based on square feet leased at the end of the fiscal quarter. Average Occupancy Year-to-Date as of April 30, 2007 and 2006 for retail and office is calculated by dividing the sum of leased square feet at the beginning and end of the period by two. Residential occupancy as of April 30, 2007 and 2006 represents total units occupied divided by total units available. Average residential occupancy year-to-date for 2007 and 2006 is calculated by dividing gross potential rent less vacancy by gross potential rent. Average Daily Rate (“ADR”) is calculated by dividing revenue by the number of rooms sold for the three months ended April 30, 2007 and 2006.

(1)	Total Hotel Average Occupancy Year-to-Date and Total ADR for April 30, 2006 have been restated to exclude Embassy Suites Hotel which was sold during the year ended January 31, 2007.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information
We use NOI, along with EBDT as discussed on page 2, to assess operating performance. Comparable NOI is defined as NOI from properties opened and operated in the three months ended April 30, 2007 and 2006. The following schedule on page 6 presents comparable NOI for each of our major product lines, as well as strategic business unit under which these product lines operate. A reconciliation of NOI to the most comparable GAAP measure, net earnings, is presented on page 7. A reconciliation of NOI to net earnings for each strategic business unit can be found on pages 27-32.

Comparable Net Operating Income (NOI) (% change over same period, prior year)

	Three Months Ended April 30, 2007
	Full	Pro-Rata
	Consolidation	Consolidation
Retail	10.1%	8.3%

Office	(1.3)%	0.5%

Hotel	66.8%	43.0%

Residential	1.7%	3.3%

Total	4.5%	4.8%

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information
Net Operating Income (dollars in thousands)

	Three Months Ended April 30, 2007					Three Months Ended April 30, 2006					% Change
			Plus					Plus
	Full	Less	Unconsolidated	Plus	Pro-Rata	Full		Unconsolidated	Plus	Pro-Rata	Full	Pro-Rata
	Consolidation	Minority	Investments at	Discontinued	Consolidation	Consolidation	Less Minority	Investments at	Discontinued	Consolidation	Consolidation	Consolidation
	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)	(GAAP)	(Non-GAAP)

Commercial Group
Retail
Comparable	$51,761	$5,452	$2,488	$—	$48,797	$47,029	$4,881	$2,898	$—	$45,046	10.1%	8.3%

Total	55,477	3,812	6,513	—	58,178	48,626	4,246	2,996	567	47,943

Office Buildings
Comparable	44,269	5,153	1,283	—	40,399	44,840	5,642	999	—	40,197	(1.3)%	0.5%

Total	46,151	3,070	1,330	—	44,411	43,609	5,737	1,005	(75)	38,802

Hotels
Comparable	2,090	—	386	—	2,476	1,253	—	478	—	1,731	66.8%	43.0%

Total	2,390	152	386	—	2,624	1,237	—	478	1,791	3,506

Earnings from Commercial Land Sales	2,425	479	—	—	1,946	9,635	—	—	—	9,635

Other	(6,116)	1,440	(108)	—	(7,664)	(1,808)	2,969	30	—	(4,747)

Total Commercial Group
Comparable	98,120	10,605	4,157	—	91,672	93,122	10,523	4,375	—	86,974	5.4%	5.4%

Total	100,327	8,953	8,121	—	99,495	101,299	12,952	4,509	2,283	95,139

Residential Group
Apartments
Comparable	26,953	651	7,507	—	33,809	26,508	690	6,920	—	32,738	1.7%	3.3%

Total	27,665	1,312	8,519	—	34,872	32,245	893	7,713	2,828	41,893

Military Housing
Comparable	—	—	—	—	—	—	—	—	—	—

Total	3,366	—	185	—	3,551	1,478	—	49	—	1,527

Total Residential Group
Comparable	26,953	651	7,507	—	33,809	26,508	690	6,920	—	32,738	1.7%	3.3%

Total	31,031	1,312	8,704	—	38,423	33,723	893	7,762	2,828	43,420

Total Rental Properties
Comparable	125,073	11,256	11,664	—	125,481	119,630	11,213	11,295	—	119,712	4.5%	4.8%

Total	131,358	10,265	16,825	—	137,918	135,022	13,845	12,271	5,111	138,559

Land Development Group	3,223	431	116	—	2,908	18,185	545	384	—	18,024

The Nets	(3,251)	—	333	—	(2,918)	(8,701)	—	1,036	—	(7,665)

Corporate Activities	(13,827)	—	—	—	(13,827)	(7,601)	—	—	—	(7,601)

Grand Total	$117,503	$10,696	$17,274	$—	$124,081	$136,905	$14,390	$13,691	$5,111	$141,317

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information
Reconciliation of Net Operating Income (non-GAAP) to Net Earnings (GAAP) (in thousands):

	Three Months Ended April 30, 2007					Three Months Ended April 30, 2006
			Plus					Plus
	Full		Unconsolidated	Plus	Pro-Rata	Full	Less	Unconsolidated	Plus	Pro-Rata
	Consolidation	Less Minority	Investments at	Discontinued	Consolidation	Consolidation	Minority	Investments at	Discontinued	Consolidation
	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)

Revenues from real estate operations	$280,567	$15,316	$77,182	$—	$342,433	$272,238	$26,251	$69,777	$20,575	$336,339
Exclude straight-line rent adjustment (1)	(5,842)	—	—	—	(5,842)	(2,694)	—	—	(16)	(2,710)

Adjusted revenues	274,725	15,316	77,182	—	336,591	269,544	26,251	69,777	20,559	333,629

Operating expenses	177,439	5,795	50,554	—	222,198	155,739	12,492	48,415	16,313	207,975
Add back non-Real Estate depreciation and amortization (b)	1,997	—	1,879	—	3,876	349	—	6,190	—	6,539
Add back amortization of mortgage procurement costs for non-Real Estate Groups (d)	—	—	23	—	23	92	—	147	—	239
Exclude straight-line rent adjustment (2)	(1,692)	—	—	—	(1,692)	(1,167)	—	—	(412)	(1,579)
Exclude preference payment	(898)	—	—	—	(898)	—	—	—	—	—

Adjusted operating expenses	176,846	5,795	52,456	—	223,507	155,013	12,492	54,752	15,901	213,174

Add interest income and other income	11,496	823	623	—	11,296	14,888	631	93	453	14,803
Add equity in earnings of unconsolidated entities	1,361	352	(1,308)	—	(299)	379	—	5,680	—	6,059
Remove gain on disposition recorded on equity method	(2,106)	—	2,106	—	—	—	—	—	—	—
Add back equity method depreciation and amortization expense (see below)	8,873	—	(8,873)	—	—	7,107	—	(7,107)	—	—

Net Operating Income	117,503	10,696	17,274	—	124,081	136,905	14,390	13,691	5,111	141,317

Interest expense, including early extinguishment of debt	(80,951)	(5,301)	(17,274)	—	(92,924)	(68,234)	(6,748)	(13,691)	(3,498)	(78,675)
Gain on disposition of equity method rental properties (e)	2,106	—	—	—	2,106	—	—	—	—	—
Gain on disposition of rental properties and other investments	—	—	—	—	—	—	—	—	75,298	75,298
Depreciation and amortization — Real Estate Groups (a)	(58,803)	(2,687)	(8,393)	—	(64,509)	(41,068)	(3,271)	(6,818)	(2,585)	(47,200)
Amortization of mortgage procurement costs — Real Estate Groups (c)	(2,599)	(160)	(480)	—	(2,919)	(2,854)	(308)	(289)	(74)	(2,909)
Straight-line rent adjustment (1) + (2)	4,150	—	—	—	4,150	1,527	—	—	(396)	1,131
Preference payment	(898)	—	—	—	(898)	—	—	—	—	—
Equity method depreciation and amortization expense (see above)	(8,873)	—	8,873	—	—	(7,107)	—	7,107	—	—

Earnings (loss) before income taxes	(28,365)	2,548	—	—	(30,913)	19,169	4,063	—	73,856	88,962
Income tax provision	13,732	—	—	—	13,732	(7,166)	—	—	(28,538)	(35,704)

Earnings (loss) before minority interest and discontinued operations	(14,633)	2,548	—	—	(17,181)	12,003	4,063	—	45,318	53,258

Minority Interest	(2,548)	(2,548)	—	—	—	(4,063)	(4,063)	—	—	—

Earnings (loss) from continuing operations	(17,181)	—	—	—	(17,181)	7,940	—	—	45,318	53,258

Discontinued operations, net of tax and minority interest:
Operating loss from rental properties	—	—	—	—	—	(885)	—	—	885	—
Gain on disposition of rental properties	—	—	—	—	—	46,203	—	—	(46,203)	—

	—	—	—	—	—	45,318	—	—	(45,318)	—

Net earnings (loss)	$(17,181)	$—	$—	$—	$(17,181)	$53,258	$—	$—	$—	$53,258

(a) Depreciation and amortization — Real Estate Groups	$58,803	$2,687	$8,393	$—	$64,509	$41,068	$3,271	$6,818	$2,585	$47,200
(b) Depreciation and amortization — Non-Real Estate Groups	1,997	—	1,879	—	3,876	349	—	6,190	—	6,539

Total depreciation and amortization	$60,800	$2,687	$10,272	$—	$68,385	$41,417	$3,271	$13,008	$2,585	$53,739

(c) Amortization of mortgage procurement costs — Real Estate Groups	$2,599	$160	$480	$—	$2,919	$2,854	$308	$289	$74	$2,909
(d) Amortization of mortgage procurement costs — Non-Real Estate Groups	—	—	23	—	23	92	—	147	—	239

Total amortization of mortgage procurement costs	$2,599	$160	$503	$—	$2,942	$2,946	$308	$436	$74	$3,148

(e)	Properties accounted for on the equity method do not meet the definition of a component of an entity under SFAS No. 144 and therefore are reported in continuing operations when sold. For the three months ended April 30, 2007, one equity method property was sold, White Acres, resulting in a pre-tax gain on disposition of $2,106. For the three months ended April 30, 2006, no equity method properties were sold.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information
Retail Lease Expirations as of April 30, 2007

						AVERAGE
						BASE
	NUMBER OF	SQUARE FEET	PERCENTAGE	NET	PERCENTAGE	RENT PER
EXPIRATION	EXPIRING	OF EXPIRING	OF TOTAL	BASE RENT	OF TOTAL	SQUARE FEET
YEAR	LEASES	LEASES (3)	LEASED GLA (1)	EXPIRING (2)	BASE RENT	EXPIRING (3)

2007	153	476,631	3.81%	$8,122,700	3.11%	$21.77
2008	187	675,861	5.40	14,118,351	5.41	26.82
2009	261	882,224	7.05	17,102,173	6.55	25.15
2010	230	670,951	5.36	15,701,151	6.01	28.83
2011	339	1,373,820	10.98	33,588,672	12.86	28.19
2012	149	771,781	6.17	17,678,021	6.77	27.47
2013	143	574,165	4.59	16,656,844	6.38	30.86
2014	167	679,971	5.44	13,294,190	5.09	27.58
2015	177	752,346	6.01	18,983,554	7.27	29.61
2016	261	1,282,722	10.25	34,903,715	13.37	38.93
2017	81	830,529	6.64	15,027,280	5.76	19.45
Thereafter	101	3,541,547	28.30	55,922,141	21.42	17.94

Total	2,249	12,512,548	100.00%	$261,098,792	100.00%	$25.44

(1)	GLA = Gross Leasable Area.

(2)	Net base rent expiring is an operating statistic and is not comparable to rental revenue, a GAAP financial measure. The primary differences arise because net base rent is determined using the tenant’s contractual rental agreements at the Company’s ownership share of the base rental income from expiring leases as determined within the rent agreement and it does not include adjustments such as the impact of straight-line rent and contingent rental payments, which are not reasonably estimatable.

(3)	Square feet of expiring leases and average base rent per square feet are operating statistics that represent 100% of the square footage and base rental income per square foot from expiring leases.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information
Office Lease Expirations as of April 30, 2007

						AVERAGE
						BASE
	NUMBER OF	SQUARE FEET	PERCENTAGE	NET	PERCENTAGE	RENT PER
EXPIRATION	EXPIRING	OF EXPIRING	OF TOTAL	BASE RENT	OF TOTAL	SQUARE FEET
YEAR	LEASES	LEASES (3)	LEASED GLA (1)	EXPIRING (2)	BASE RENT	EXPIRING (3)

2007	60	414,577	4.58%	$7,669,809	3.66%	$22.02
2008	75	535,489	5.92	9,641,638	4.61	21.76
2009	57	463,911	5.13	9,319,151	4.45	24.91
2010	45	1,063,819	11.76	19,003,562	9.08	23.33
2011	31	513,865	5.68	10,343,203	4.94	28.00
2012	23	862,255	9.53	24,704,278	11.80	29.75
2013	23	759,607	8.40	17,008,236	8.13	24.54
2014	11	526,028	5.81	11,805,897	5.64	28.37
2015	5	189,840	2.10	2,381,720	1.14	19.73
2016	11	337,137	3.73	5,615,005	2.68	19.54
2017	7	119,894	1.33	2,054,088	0.98	18.17
Thereafter	31	3,260,196	36.03	89,750,669	42.89	30.25

Total	379	9,046,618	100.00%	$209,297,256	100.00%	$26.74

(1)	GLA = Gross Leasable Area.

(2)	Net base rent expiring is an operating statistic and is not comparable to rental revenue, a GAAP financial measure. The primary differences arise because net base rent is determined using the tenant’s contractual rental agreements at the Company’s ownership share of the base rental income from expiring leases as determined within the rent agreement and it does not include adjustments such as the impact of straight-line rent and contingent rental payments, which are not reasonably estimatable.

(3)	Square feet of expiring leases and average base rent per square feet are operating statistics that represent 100% of the square footage and base rental income per square foot from expiring leases.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information
Schedule of Significant Retail Tenants as of April 30, 2007
(Based on net base rent 1% or greater of the Company’s ownership share)

			PERCENTAGE
	NUMBER	LEASED	OF TOTAL
	OF	SQUARE	RETAIL
TENANT	LEASES	FEET	SQUARE FEET

AMC Entertainment, Inc.	5	462,863	3.70%
Regal Entertainment Group	5	379,072	3.03
The Gap	23	295,345	2.36
The Home Depot	2	282,000	2.25
The Limited	43	280,340	2.24
TJX Companies	8	272,554	2.18
Dick’s Sporting Goods	3	226,408	1.81
Abercrombie & Fitch Stores, Inc.	28	210,663	1.68
Circuit City Stores, Inc.	6	199,107	1.59
Footlocker, Inc.	42	153,268	1.22
Pathmark Stores, Inc.	2	123,500	0.99
Ahold USA (Stop & Shop)	2	115,861	0.93

Subtotal	169	3,000,981	23.98

All Others	2,080	9,511,567	76.02

Total	2,249	12,512,548	100.00%

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information
Schedule of Significant Office Tenants as of April 30, 2007
(Based on net base rent 2% or greater of the Company’s ownership share)

		PERCENTAGE
		OF TOTAL
	LEASED	OFFICE
TENANT	SQUARE FEET	SQUARE FEET

City of New York	890,185	9.84%
Millennium Pharmaceuticals, Inc.	693,743	7.67
U.S. Government	591,374	6.54
Morgan Stanley & Co.	444,685	4.92
Securities Industry Automation Corp.	433,971	4.80
Wellchoice, Inc.	392,514	4.34
Keyspan Energy	335,318	3.71
Forest City Enterprises, Inc. (1)	330,144	3.65
Bank of New York	323,043	3.57
Bear Stearns	292,142	3.23
Alkermes, Inc.	210,248	2.32
Partners Health Care System, Inc.	136,150	1.50
University of Pennsylvania	121,630	1.34

Subtotal	5,195,147	57.43

All Others	3,851,471	42.57

Total	9,046,618	100.00%

(1)	All intercompany rental income is eliminated in consolidation.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information
Development Pipeline
April 30, 2007
2007 Openings and Acquisitions (4)

								Cost at FCE
					Pro-Rata	Cost at Full	Total Cost	Pro-Rata Share
		Dev.(D)	Date Opened/	FCE Legal	FCE % (h)	Consolidation	at 100%	(Non-GAAP)(b)		Gross
Property	Location	Acq.(A)	Acquired	Ownership%(h)	(1)	(GAAP)(a)	(2)	(1)X(2)	Sq. Ft./ No. of Units	Leasable Area
						(in millions)
Retail Centers:
Promenade Bolingbrook	Bolingbrook, IL	D	Q1-07	100.0%	100.0%	$137.8	$137.8	$137.8	736,000	409,000 (f)

Office:
Colorado Studios	Denver, CO	A	Q1-07	90.0%	90.0%	$2.0	$2.0	$1.8	75,000
Commerce Court	Pittsburgh, PA	A	Q1-07	70.0%	100.0%	26.5	26.5	26.5	378,000
Illinois Science and Technology Park — Building Q	Skokie, IL	A/D	Q1-07	100.0%	100.0%	49.1	49.1	49.1	160,000

						$77.6	$77.6	$77.4	613,000

Total Openings (d)						$215.4	$215.4	$215.2

Residential Phased-In Units (c)(e)									Opened in ’07 / Total
Pine Ridge Expansion	Willoughby Hills, OH	D	2005-07	50.0%	50.0%	$0.0	$16.4	$8.2	8/162

Total (g)						$0.0	$16.4	$8.2	8/162

See attached April 30, 2007 footnotes.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information
Development Pipeline
April 30, 2007
Under Construction or to be acquired (19)

								Cost at FCE
				FCE	Pro-Rata	Cost at Full	Total Cost	Pro-Rata Share	Sq. Ft./		Gross
		Dev.(D)	Anticipated	Legal	FCE % (h)	Consolidation	at 100%	(Non-GAAP)(b)	No. of		Leasable		Pre-
Property	Location	Acq.(A)	Opening	Ownership%(h)	(1)	(GAAP)(a)	(2)	(1)X(2)	Units		Area		Leased %

						(in millions)
Retail Centers:
Rancho Cucamonga — Bass Pro	Rancho Cucamonga, CA	D	Q2-07	80.0%	80.0%	$41.2	$41.2	$33.0	180,000		180,000		100%
Orchard Town Center	Westminster, CO	D	Q1-08	100.0%	100.0%	144.0	144.0	144.0	968,000		554,000	(k)	37%
Shops at Wiregrass (c)	Tampa, FL	D	Q3-08	50.0%	66.7%	0.0	142.9	95.3	646,000		356,000		56%
East River Plaza (c)	Manhattan, NY	D	Q3-08	35.0%	50.0%	0.0	347.0	173.5	514,000		514,000		64%
White Oak Village (l)	Richmond, VA	D	Q3-08	50.0%	100.0%	70.3	70.3	70.3	796,000		394,000		34%

						$255.5	$745.4	$516.1	3,104,000		1,998,000

Office:
Richmond Office Park	Richmond, VA	A	Q2-07	100.0%	100.0%	$115.0	$115.0	$115.0	571,000				95%
New York Times	Manhattan, NY	D	Q3-07	70.0%	79.5%	517.5	517.5	411.4	736,000	(m)			82%
Johns Hopkins – 855 North Wolfe Street	East Baltimore, MD	D	Q2-08	76.6%	76.6%	104.7	104.7	80.2	278,000	(n)			36%

						$737.2	$737.2	$606.6	1,585,000

Residential:
Sterling Glen of Roslyn (o)	Roslyn, NY	D	Q2-07	40.0%	100.0%	$79.9	$79.9	$79.9	158
Tobacco Row – Cameron Kinney	Richmond, VA	A	Q2-07	100.0%	100.0%	27.0	27.0	27.0	257
Stapleton Town Center – Botanica Phase II	Denver, CO	D	Q3-07	90.0%	90.0%	26.3	26.3	23.7	154
Uptown Apartments (c)	Oakland, CA	D	Q2-08	50.0%	50.0%	0.0	201.0	100.5	665
Ohana Military Communities, Hawaii Increment I (c) (e)	Honolulu, HI	D	2005-2008	10.0%	10.0%	0.0	316.5	31.7	1,952
Dallas Mercantile	Dallas, TX	D	Q1-08/Q3-08	100.0%	100.0%	134.6	134.6	134.6	366	(p)
Lucky Strike	Richmond, VA	D	Q1-08	100.0%	100.0%	37.8	37.8	37.8	131
Military Housing – Navy Midwest (c)	Chicago, IL	D	Q1-09	25.0%	25.0%	0.0	264.9	66.2	1,658
Military Housing – Marines, Hawaii Increment II (c)	Honolulu, HI	D	2007-2010	10.0%	10.0%	0.0	311.0	31.1	1,175
Military Housing – Navy, Hawaii Increment III (c)	Honolulu, HI	D	2007-2010	10.0%	10.0%	0.0	572.8	57.3	2,519

						$305.6	$1,971.8	$589.8	9,035

											Units Sold at
											4/30/07
Condominiums:
Mercury (c)	Los Angeles, CA	D	Q3-07	50.0%	50.0%	$0.0	$153.5	$76.8	238		57

Total Under Construction (i)						$1,298.3	$3,607.9	$1,789.3

LESS: Above properties to be sold as condominiums						$0.0	$153.5	$76.8

Under Construction less Condominiums						$1,298.3	$3,454.4	$1,712.5

									Under Const./Total
Residential Phased-In Units:(c) (e)
Arbor Glen	Twinsburg, OH	D	2004-07	50.0%	50.0%	$0.0	$18.4	$9.2	48/288
Pine Ridge Expansion	Willoughby Hills, OH	D	2005-07	50.0%	50.0%	0.0	16.4	8.2	32/162
Cobblestone Court	Painesville, OH	D	2006-08	50.0%	50.0%	0.0	24.6	12.3	192/304
Sutton Landing	Brimfield, OH	D	2007-08	50.0%	50.0%	0.0	15.9	8.0	216/216
Stratford Crossing	Wadsworth, OH	D	2007-09	50.0%	50.0%	0.0	24.1	12.1	108/348

Total (j)						$0.0	$99.4	$49.8	596/1,318

     See attached April 30, 2007 footnotes.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information
Development Pipeline
April 30, 2007 Footnotes

(a)	Amounts are presented on the full consolidation method of accounting, a GAAP measure. Under full consolidation, costs are reported as consolidated at 100 percent if we are deemed to have control or to be the primary beneficiary of our investments in the variable interest entity (“VIE”).

(b)	Cost at pro-rata share represents Forest City’s share of cost, based on the Company’s pro-rata ownership of each property (a non-GAAP measure). Under the pro-rata consolidation method of accounting the Company determines its pro-rata share by multiplying its pro-rata ownership by the total cost of the applicable property.

(c)	Reported under the equity method of accounting. This method represents a GAAP measure for investments in which the Company is not deemed to have control or to be the primary beneficiary of our investments in a VIE.

(d)	The difference between the full consolidation cost amount (GAAP) of $215.4 million to the Company’s pro-rata share (a non-GAAP measure) of $215.2 million of cost consists of a reduction to full consolidation for minority interest of $0.2 million of cost.

(e)	Phased-in openings. Costs are representative of the total project. (f) Includes 39,000 square feet of office space.

(f)	Includes 39,000 square feet of office space.

(g)	The difference between the full consolidation cost amount (GAAP) of $0.0 million to the Company’s pro-rata share (a non-GAAP measure) of $8.2 million consists of the Company’s share of cost for unconsolidated investments of $8.2 million.

(h)	As is customary within the real estate industry, the Company invests in certain real estate projects through joint ventures. For some of these projects, the Company provides funding at percentages that differ from the Company’s legal ownership.

(i)	The difference between the full consolidation cost amount (GAAP) of $1,298.3 million to the Company’s pro-rata share (a non-GAAP measure) of $1,789.3 million consists of a reduction to full consolidation for minority interest of $141.4 million of cost and the addition of its share of cost for unconsolidated investments of $632.4 million.

(j)	The difference between the full consolidation amount (GAAP) of $0.0 million to the Company’s pro-rata share (a non-GAAP measure) of $49.8 million consists of Forest City’s share of cost for unconsolidated investments of $49.8 million.

(k)	Includes 177,000 square feet for Target and 97,000 square feet for JCPenney that opened in Q3-06, as well as 16,000 square feet of office.

(l)	Formerly known as Laburnum.

(m)	Includes 23,000 square feet of retail space.

(n)	Project includes 19,000 square feet of retail space.

(o)	Supported-living property.

(p)	Project includes 18,000 square feet of retail space.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Mortgage Financings
Our primary capital strategy seeks to isolate the financial risk at the property level to maximize returns and reduce risk on and of our equity capital. Our mortgage debt is nonrecourse, including our construction loans. We operate as a C-corporation and retain substantially all of our internally generated cash flows. We recycle this cash flow, together with refinancing and property sale proceeds to fund new development and acquisitions that drive favorable returns for our shareholders. This strategy provides us with the necessary liquidity to take advantage of investment opportunities.
We use taxable and tax-exempt nonrecourse debt for our real estate projects. For those projects financed with taxable debt, we generally seek long-term, fixed rate financing for those real estate project loans which mature within the next 12 months, as well as those real estate projects which are projected to open and achieve stabilized operations during that same time frame. For real estate projects financed with tax-exempt debt, we generally utilize variable rate debt. For construction loans, we generally pursue variable-rate financings with maturities ranging from two to five years.
We are actively working to extend the maturities and/or refinance the nonrecourse debt that is coming due in 2007 and 2008. During the three months ended April 30, 2007, we completed the following financings:

			Plus
			Unconsolidated
	Full	Less Minority	Investments at	Pro-Rata
Purpose of Financing	Consolidation	Interest	Pro-Rata	Consolidation
		(in thousands)
Loan extensions	$186,140	$—	$—	$186,140
Development projects and acquisitions(1)	169,642	—	8,763	178,405
Refinancings	93,500	17,750	29,500	105,250

	$449,282	$17,750	$38,263	$469,795

(1)	$154,125 of the $169,642 relates to development projects and represents the full amount available to be drawn on the loan.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Scheduled Maturities Table: Nonrecourse Mortgage Debt (dollars in thousands)
As of April 30, 2007

	Period Ending January 31, 2008				Fiscal Year Ending January 31, 2009
			Plus				Plus
			Unconsolidated				Unconsolidated
	Full	Less Minority	Investments at	Pro-Rata	Full	Less Minority	Investments at	Pro-Rata
	Consolidation	Interest	Pro-Rata	Consolidation	Consolidation	Interest	Pro-Rata	Consolidation

Fixed:
Fixed-rate debt	$125,829	$17,547	$61,603	$169,885	$104,906	$4,809	$87,074	$187,171
Weighted average rate	6.69%	6.77%	7.54%	6.99%	6.64%	6.76%	6.76%	6.69%

Variable:
Variable-rate debt	360,630	28,823	88,433	420,240	447,154	2,518	27,376	472,012
Weighted average rate	7.06%	7.79%	7.83%	7.17%	7.00%	6.98%	6.96%	6.99%

Tax-Exempt	191,777	2,900	6,988	195,865	61,770	—	—	61,770
Weighted average rate	4.97%	4.70%	4.68%	4.96%	4.66%	—	—	4.66%

Total variable-rate debt	552,407	31,723	95,421	616,105	508,924	2,518	27,376	533,782

Total Nonrecourse Mortgage Debt	$678,236	$49,270	$157,024	$785,990	$613,830	$7,327	$114,450	$720,953
Weighted Average Rate	6.40%	7.24%	7.58%	6.58%	6.70%	6.83%	6.81%	6.72%

	Fiscal Year Ending January 31, 2010				Fiscal Year Ending January 31, 2011
			Plus				Plus
			Unconsolidated				Unconsolidated
	Full	Less Minority	Investments at	Pro-Rata	Full	Less Minority	Investments at	Pro-Rata
	Consolidation	Interest	Pro-Rata	Consolidation	Consolidation	Interest	Pro-Rata	Consolidation

Fixed:
Fixed-rate debt	$327,840	$15,533	$35,905	$348,212	$207,598	$16,384	$20,686	$211,900
Weighted average rate	6.95%	7.02%	6.68%	6.92%	7.02%	2.60%	7.21%	7.38%

Variable:
Variable-rate debt	18,184	—	57,512	75,696	48,258	—	8,856	57,114
Weighted average rate	6.71%	—	7.00%	6.93%	5.78%	—	9.12%	6.30%

Tax-Exempt	206,560	6,000	120,000	320,560	43,765	—	—	43,765
Weighted average rate	4.54%	4.49%	4.51%	4.53%	4.39%	—	—	4.39%

Total variable-rate debt	224,744	6,000	177,512	396,256	92,023	—	8,856	100,879

Total Nonrecourse Mortgage Debt	$552,584	$21,533	$213,417	$744,468	$299,621	$16,384	$29,542	$312,779
Weighted Average Rate	6.04%	6.31%	5.55%	5.89%	6.44%	2.60%	7.78%	6.77%

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Scheduled Maturities Table: Nonrecourse Mortgage Debt (dollars in thousands) (continued)
As of April 30, 2007

	Fiscal Year Ending January 31, 2012				Thereafter
			Plus				Plus
			Unconsolidated				Unconsolidated
	Full	Less Minority	Investments at	Pro-Rata	Full	Less Minority	Investments at	Pro-Rata
	Consolidation	Interest	Pro-Rata	Consolidation	Consolidation	Interest	Pro-Rata	Consolidation

Fixed:
Fixed-rate debt	$361,070	$19,538	$34,610	$376,142	$2,631,182	$174,166	$649,037	$3,106,053
Weighted average rate	7.12%	7.22%	6.93%	7.10%	5.78%	5.88%	5.68%	5.76%

Variable:
Variable-rate debt	3,128	—	4,602	7,730	59,192	—	35,057	94,249
Weighted average rate	5.76%	—	7.12%	6.57%	5.57%	—	6.57%	5.95%

Tax-Exempt	27,080	—	29,500	56,580	232,025	9,881	64,000	286,144
Weighted average rate	4.47%	—	4.60%	4.54%	4.90%	4.64%	4.89%	4.91%

Total variable-rate debt	30,208	—	34,102	64,310	291,217	9,881	99,057	380,393

Total Nonrecourse Mortgage Debt	$391,278	$19,538	$68,712	$440,452	$2,922,399	$184,047	$748,094	$3,486,446
Weighted Average Rate	6.93%	7.22%	5.94%	6.76%	5.71%	5.82%	5.65%	5.69%

	Total
			Plus
			Unconsolidated
	Full	Less Minority	Investments at	Pro-Rata
	Consolidation	Interest	Pro-Rata	Consolidation

Fixed:
Fixed-rate debt	$3,758,425	$247,977	$888,915	$4,399,363
Weighted average rate	6.14%	5.92%	6.04%	6.13%

Variable:
Variable-rate debt	936,546	31,341	221,836	1,127,041
Weighted average rate	6.86%	7.72%	7.35%	6.93%

Tax-Exempt	762,977	18,781	220,488	964,684
Weighted average rate	4.75%	4.60%	4.64%	4.73%

Total variable-rate debt	1,699,523	50,122	442,324	2,091,725

Total Nonrecourse Mortgage Debt	$5,457,948	$298,099	$1,331,239	$6,491,088
Weighted Average Rate	6.07%	6.03%	6.03%	6.06%

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
As discussed on page 2, we present certain financial amounts under the pro-rata consolidation method (a non-GAAP measure). This information is useful to our investors because we believe that it more accurately reflects the manner in which we operate our business. This is because, in line with industry practice, we have a large number of investments in which our economic ownership is less than 100% as a means of procuring opportunities and sharing risk. The tables below present amounts for both full consolidation, a GAAP measure, and pro-rata consolidation, providing a reconciliation of the difference between the two methods. Under the pro-rata consolidation method, we present our partnership investments proportionate to our share of ownership for each line item of our consolidated financial statements. Under full consolidation, partnership assets and liabilities are reported as consolidated at 100% if deemed to be under our control or if we are deemed to be the primary beneficiary for our investments in a VIE. Partnership assets and liabilities are reported on the equity or cost method of accounting if we do not have control, or, in the case of investments in VIEs, the Company is not deemed the primary beneficiary.
Consolidated Balance Sheet Information – April 30, 2007 (unaudited)

			Plus
	Full		Unconsolidated	Pro-Rata
	Consolidation	Less Minority	Investments at	Consolidation
	(GAAP)	Interest	Pro-Rata	(Non-GAAP)
	(in thousands)
Assets
Real Estate
Completed rental properties	$6,928,936	$346,826	$1,186,504	$7,768,614
Projects under development	1,396,768	107,831	317,291	1,606,228
Land held for development or sale	184,803	6,770	86,527	264,560

Total Real Estate	8,510,507	461,427	1,590,322	9,639,402
Less accumulated depreciation	(1,146,947)	(90,005)	(285,007)	(1,341,949)

Real Estate, net	7,363,560	371,422	1,305,315	8,297,453

Cash and equivalents	160,922	24,057	24,338	161,203
Restricted cash	269,540	11,533	166,298	424,305
Notes and accounts receivable, net	298,742	11,564	14,541	301,719
Investments in and advances to affiliates	407,490	92,355	(93,845)	221,290
Other assets	727,972	21,576	113,486	819,882

Total Assets	$9,228,226	$532,507	$1,530,133	$10,225,852

Liabilities and Shareholders’ Equity
Liabilities
Mortgage debt, nonrecourse	$5,457,948	$298,099	$1,331,239	$6,491,088
Notes payable	79,193	1,151	81,943	159,985
Bank revolving credit facility	140,000	—	—	140,000
Senior and subordinated debt	886,900	—	—	886,900
Accounts payable and accrued expenses	811,863	33,162	117,051	895,752
Deferred income taxes	464,410	—	—	464,410

Total Liabilities	7,840,314	332,412	1,530,233	9,038,135

Minority Interest	398,840	200,095	(100)	198,645

Total Shareholders’ Equity	989,072	—	—	989,072

Total Liabilities and Shareholders’ Equity	$9,228,226	$532,507	$1,530,133	$10,225,852

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Consolidated Balance Sheet Information — January 31, 2007 (unaudited)

			Plus
	Full		Unconsolidated	Pro-Rata
	Consolidation	Less Minority	Investments at	Consolidation
	(GAAP)	Interest	Pro-Rata	(Non-GAAP)
	(in thousands)
Assets
Real Estate
Completed rental properties	$6,659,054	$346,323	$1,207,591	$7,520,322
Projects under development	1,396,083	126,660	298,665	1,568,088
Land held for development or sale	174,136	6,032	78,578	246,682

Total Real Estate	8,229,273	479,015	1,584,834	9,335,092
Less accumulated depreciation	(1,085,978)	(70,863)	(286,054)	(1,301,169)

Real Estate, net	7,143,295	408,152	1,298,780	8,033,923

Cash and equivalents	254,213	24,545	32,997	262,665
Restricted cash	292,461	25,028	168,062	435,495
Notes and accounts receivable, net	287,615	26,619	9,458	270,454
Investments in and advances to affiliates	333,782	—	(95,710)	238,072
Other assets	670,238	29,260	95,834	736,812

Total Assets	$8,981,604	$513,604	$1,509,421	$9,977,421

Liabilities and Shareholders’ Equity
Liabilities
Mortgage debt, nonrecourse	$5,338,372	$320,270	$1,308,209	$6,326,311
Notes payable	96,127	1,167	88,244	183,204
Bank revolving credit facility	—	—	—	—
Senior and subordinated debt	886,900	—	—	886,900
Accounts payable and accrued expenses	772,964	15,711	112,968	870,221
Deferred income taxes	486,329	—	—	486,329

Total Liabilities	7,580,692	337,148	1,509,421	8,752,965

Minority Interest	375,101	176,456	—	198,645

Total Shareholders’ Equity	1,025,811	—	—	1,025,811

Total Liabilities and Shareholders’ Equity	$8,981,604	$513,604	$1,509,421	$9,977,421

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Consolidated Earnings Information — Three Months Ended April 30, 2007 (unaudited)

			Plus
	Full	Less	Unconsolidated	Pro-Rata
	Consolidation	Minority	Investments at	Consolidation
	(GAAP)	Interest	Pro-Rata	(Non-GAAP)
		(in thousands)
Revenues from real estate operations	$280,567	$15,316	$77,182	$342,433

Expenses
Operating expenses	177,439	5,795	50,554	222,198
Depreciation and amortization	60,800	2,687	10,272	68,385

	238,239	8,482	60,826	290,583

Interest expense, including early extinguishment of debt	(80,951)	(5,301)	(17,274)	(92,924)
Amortization of mortgage procurement costs	(2,599)	(160)	(503)	(2,942)

Interest and other income	11,496	823	623	11,296
Equity in earnings (loss) of unconsolidated entities (Note 1)	1,361	352	(1,308)	(299)
Gain on disposition of rental properties	—	—	2,106	2,106

Earnings (loss) before income taxes	(28,365)	2,548	—	(30,913)

Income tax expense (benefit)
Current	(1,634)	—	—	(1,634)
Deferred	(12,098)	—	—	(12,098)

	(13,732)	—	—	(13,732)

Earnings (loss) before minority interest and discontinued operations	(14,633)	2,548	—	(17,181)

Minority interest	(2,548)	(2,548)	—	—

Loss from continuing operations (Note 1)	(17,181)	—	—	(17,181)

Discontinued operations, net of tax and minority interest:
Operating earnings from rental properties	—	—	—	—

	—	—	—	—

Net loss	$(17,181)	$—	$—	$(17,181)

Note (1)	Properties accounted for on the equity method do not meet the definition of a component of an entity under SFAS No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets,” and therefore are reported in continuing operations when sold. For the three months ended April 30, 2007, one equity method investment was sold, White Acres. A pre-tax gain of $2,106 ($1,292 net of tax) has been reported in equity in earnings of unconsolidated entities in the Consolidated Statements of Earnings, and therefore is included in earnings from continuing operations.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Consolidated Earnings Information — Three Months Ended April 30, 2006 (unaudited)

			Plus
	Full	Less	Unconsolidated	Plus	Pro-Rata
	Consolidation	Minority	Investments at	Discontinued	Consolidation
	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)
			(in thousands)
Revenues from real estate operations	$272,238	$26,251	$69,777	$20,575	$336,339

Expenses
Operating expenses	155,739	12,492	48,415	16,313	207,975
Depreciation and amortization	41,417	3,271	13,008	2,585	53,739

	197,156	15,763	61,423	18,898	261,714
Interest expense, including early extinguishment of debt	(68,234)	(6,748)	(13,691)	(3,498)	(78,675)
Amortization of mortgage procurement costs	(2,946)	(308)	(436)	(74)	(3,148)

Interest and other income	14,888	631	93	453	14,803
Equity in earnings of unconsolidated entities	379	—	5,680	—	6,059
Gain on disposition of rental properties	—	—	—	75,298	75,298

Earnings before income taxes	19,169	4,063	—	73,856	88,962

Income tax expense (benefit)
Current	(496)	—	—	(563)	(1,059)
Deferred	7,662	—	—	29,101	36,763

	7,166	—	—	28,538	35,704

Earnings before minority interest and discontinued operations	12,003	4,063	—	45,318	53,258

Minority interest	(4,063)	(4,063)	—	—

Earnings from continuing operations	7,940	—	—	45,318	53,258

Discontinued operations, net of tax and minority interest:
Operating loss from rental properties	(885)	—	—	885	—
Gain on disposition of rental properties	46,203	—	—	(46,203)	—

	45,318	—	—	(45,318)	—

Net earnings	$53,258	$—	$—	$—	$53,258

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
The following schedules present information on investments in and advances to affiliates.
Investments in and Advances to Affiliates
Included in Investments in and Advances to Affiliates in the Consolidated Balance Sheet Information tables are unconsolidated investments in entities which we do not control and/or are not the primary beneficiary, and which are accounted for under the equity method of accounting, as well as advances to partners and other affiliates.
Following is a reconciliation of members’ and partners’ equity to our carrying value in the accompanying Consolidated Balance Sheet Information:

	April 30,	January 31,
	2007	2007
	(in thousands)
Members’ and partners’ equity as below	$561,073	$592,681
Equity of other members and partners	467,228	496,971

Company’s investment in partnerships	93,845	95,710
Company’s proportionate share of advances to and on behalf of other affiliates	221,290	238,072
Minority interest in advances to and on behalf of other affiliates(1)	92,355	—

Total Investments in and Advances to Affiliates	$407,490	$333,782

(1)	Primarily represents the minority interest portion of advances to other affiliates included in the fully consolidated presentation. Previously, a portion of these amounts were recorded in pro-rata accounts payable or receivable.
Summarized financial information for the equity method investments is as follows:

	Combined (100%)		Pro-Rata Share
	(GAAP)		(Non-GAAP)
	April 30, 2007	January 31, 2007	April 30, 2007	January 31, 2007
	(in thousands)		(in thousands)
Balance Sheet:
Completed rental properties	$2,676,120	$2,697,454	$1,186,504	$1,207,591
Projects under development	869,125	777,419	317,291	298,665
Land held for development or sale	194,247	160,296	86,527	78,578
Accumulated depreciation	(568,517)	(554,910)	(285,007)	(286,054)
Restricted cash	1,396,988	1,432,636	166,298	168,062
Other assets	531,990	526,142	152,365	138,289

Total Assets	$5,099,953	$5,039,037	$1,623,978	$1,605,131

Mortgage debt, nonrecourse	$3,918,561	$3,834,085	$1,331,239	$1,308,209
Other liabilities	620,319	612,271	198,994	201,212
Minority interest	—	—	(100)	—
Members’ and partners’ equity	561,073	592,681	93,845	95,710

Total Liabilities and Members’/Partners’ Equity	$5,099,953	$5,039,037	$1,623,978	$1,605,131

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Investments in and Advances to Affiliates (continued)

	Combined (100%)		Pro-Rata Share
	(GAAP)		(Non-GAAP)
Three Months Ended April 30,	2007	2006	2007	2006
		(in thousands)
Operations:
Revenues	$217,460	$166,940	$76,927	$69,402
Equity in earnings of unconsolidated entities on a pro-rata basis	—	—	(299)	6,059
Operating expenses	(154,781)	(122,800)	(50,502)	(48,103)
Interest expense	(54,043)	(32,379)	(17,233)	(13,628)
Depreciation and amortization	(37,744)	(37,418)	(10,905)	(13,416)
Interest and other income	19,189	3,046	623	92
Minority interest	—	—	352	—

Income (loss) from continuing operations	(9,919)	(22,611)	(1,037)	406

Discontinued operations:
Gain on disposition of rental properties (1)	4,212	—	2,106	—
Operating earnings (loss) from rental properties	584	(57)	292	(27)

	$4,796	$(57)	$2,398	$(27)

Net earnings (loss) (pre-tax)	$(5,123)	$(22,668)	$1,361	$379

(1)	The following table shows the detail of gain on disposition of rental properties that were held by equity method investments:

	Combined (100%)		Pro-Rata Share
	(GAAP)		(Non-GAAP)
	Three Months Ended April 30,
	2007	2006	2007	2006
		(in thousands)
White Acres (Apartments) (Richmond Heights, Ohio)	$4,212	$—	$2,106	$—

Results of Operations
Net Earnings — Net earnings (loss) for the three months ended April 30, 2007 was ($17,181,000) versus $53,258,000 for the three months ended April 30, 2006. Although we have substantial recurring revenue sources from our properties, we also enter into significant one-time transactions, which could create substantial variances in net earnings between periods. This variance to the prior year is primarily attributable to the following decreases, which are net of tax and minority interest:
•	$46,203,000 ($75,298,000, pre-tax) related to the 2006 gains on disposition of two consolidated Commercial properties, Hilton Times Square, a 444-room hotel located in Manhattan, New York and G Street, a specialty retail center located in Philadelphia, Pennsylvania;

•	$9,439,000 ($15,498,000, pre-tax) related to decreased earnings in 2007 reported in the Land Development Group primarily due to a decrease in land sales at Waterbury in North Ridgeville, Ohio, Stapleton, in Denver, Colorado and Tangerine Crossing in Tucson, Arizona;

•	$4,878,000 ($7,950,000, pre-tax) related to income recognition on the sale of state and federal Historic Preservation Tax Credits in 2006 that did not recur at the same level;

•	$4,809,000 ($7,837,000, pre-tax) related to management’s approved plan to demolish two buildings owned by us adjacent to Ten MetroTech Center, an office building located in Brooklyn, New York, to clear the land for a residential project named 80 DeKalb Avenue. Due to this new development plan, the estimated useful lives of the two adjacent buildings were adjusted to expire at the scheduled demolition date in April 2007 resulting in accelerated depreciation expense;

•	$4,718,000 ($7,689,000, pre-tax) related to decreases in Commercial Group outlot land sales in 2007 primarily at Simi Valley in Simi Valley, California which was partially offset by an increase in land sales in 2007 at Victoria Gardens in Rancho Cucamonga, California;

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
•	$1,631,000 ($2,658,000, pre-tax) related to an increase in depreciation and amortization for amounts recorded as tangible and intangible assets, which were a result of the purchase price allocation for the New York portfolio transaction that closed in November 2006;

•	$1,166,000 ($1,901,000, pre-tax) related to increased write-offs of abandoned development projects in 2007;

•	$1,109,000 ($1,719,000, pre-tax) related to stock-based compensation accounted for under SFAS No. 123 (Revised), “Share-Based Payment” (“SFAS No. 123(R)”);

•	$888,000 ($1,447,000, pre-tax) in 2007 related to the fair market value adjustments of certain of our 10-year forward swaps which were marked to market as additional interest expense as a result of the derivatives not qualifying for hedge accounting; and

•	$765,000 ($1,246,000, pre-tax) in 2007 related to the early extinguishment of nonrecourse mortgage debt primarily at Columbia Park Center, a specialty retail center located in North Bergen, New Jersey in order to secure more favorable financing terms.
These decreases were partially offset by the following increases, net of tax and minority interest:
•	$3,325,000 ($5,450,000, pre-tax) related to the decreased losses from our equity investment in the New Jersey Nets basketball team; and

•	$1,292,000 ($2,106,000, pre-tax) related to the 2007 gain on disposition of one equity method Residential property, White Acres, an apartment community located in Richmond Heights, Ohio.
Net Operating Income (NOI) from Real Estate Groups — NOI, a non-GAAP measure, is defined as revenues (excluding straight-line rent adjustments) less operating expenses (including non-real estate depreciation and amortization) plus interest income plus equity in earnings of unconsolidated entities (excluding gain on disposition of equity method operating properties) plus equity method depreciation and amortization. We believe NOI provides us, as well as our investors, additional information about our core business operations and, along with earnings, is necessary to understand our business and operating results. Under the full consolidation method (GAAP), NOI from the combination of the Commercial Group and the Residential Group (“Rental Properties”) for the three months ended April 30, 2007 was $131,358,000 compared to $135,022,000 for the three months ended April 30, 2006, a 2.7% decrease. A reconciliation of NOI to the most comparable GAAP measure, net earnings, is presented on page 7. A reconciliation of NOI to net earnings for each strategic business unit can be found on pages 27-32.
Management also analyzes property NOI using the pro-rata consolidation method because it provides operating data at our ownership share, and we publicly disclose and discuss our performance using this method of consolidation to complement our GAAP disclosures. Under the pro-rata consolidation method, NOI from the Rental Properties for the three months ended April 30, 2007 was $137,918,000 compared to $138,559,000 for the three months ended April 30, 2006, a 0.5% decrease. Comparable NOI increased 4.8% for the three months ended April 30, 2007 compared to the prior year. Retail, office and hotel comparable NOI increased 8.3%, 0.5% and 43.0% respectively, from the prior year and our residential portfolio has generated an increase of 3.3%.
EBDT — We use an additional measure, along with net earnings, to report our operating results. This non-GAAP measure, referred to as Earnings Before Depreciation, Amortization and Deferred Taxes (“EBDT”), is not a measure of operating results or cash flows from operations as defined by GAAP and may not be directly comparable to similarly-titled measures reported by other companies.
We believe that EBDT provides additional information about our core operations and, along with net earnings, is necessary to understand our operating results. EBDT is used by the chief operating decision maker and management in assessing operating performance and to consider capital requirements and allocation of resources by segment and on a consolidated basis. We believe EBDT is important to investors because it provides another method for the investor to measure our long-term operating performance as net earnings can vary from year to year due to property dispositions, acquisitions and other factors that have a short-term impact.
EBDT is defined as net earnings excluding the following items: i) gain (loss) on disposition of rental properties, divisions and other investments (net of tax); ii) the adjustment to recognize rental revenues and rental expense using the straight-line method; iii) non-cash charges for real estate depreciation, amortization, amortization of mortgage procurement costs and deferred income taxes; iv) preferred payment classified as minority interest expense on the Company’s Consolidated Statement of Earnings; v) provision for decline in real estate (net of tax); vi) extraordinary items (net of tax); and vii) cumulative effect of change in accounting principle (net of tax). Unlike the real estate segments, EBDT for the Nets segment equals net earnings.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
EBDT is reconciled to net earnings, the most comparable financial measure calculated in accordance with GAAP, below. The adjustment to recognize rental revenues and rental expenses on the straight-line method is excluded because it is management’s opinion that rental revenues and expenses should be recognized when due from the tenants or due to the landlord. We exclude depreciation and amortization expense related to real estate operations from EBDT because we believe the values of our properties, in general, have appreciated over time in excess of their original cost. Deferred taxes from real estate operations, which are the result of timing differences of certain net expense items deducted in a future year for federal income tax purposes, are excluded until the year in which they are reflected in our current tax provision. The provision for decline in real estate is excluded from EBDT because it varies from year to year based on factors unrelated to our overall financial performance and is related to the ultimate gain on dispositions of operating properties. Our EBDT may not be directly comparable to similarly-titled measures reported by other companies.
Our EBDT for the quarter ended April 30, 2007 was $34,529,000, a $28,810,000 decrease from $63,339,000 for the quarter ended April 30, 2006. This variance is primarily attributable to decreased sales of state and federal Historic Preservation Tax Credits of $7,950,000 (primarily at Ashton Mill, an apartment community located in Cumberland, Rhode Island), decreased EBDT reported in the Land Development Group of $9,547,000, decreased Commercial Group outlot land sales of $6,972,000, increased write-offs for abandoned development projects of $1,901,000, expensing of stock options under SFAS No. 123 (Revised), “Share-Based Payment” of $1,220,000, the fair market value adjustment for certain 10-year forward swaps of $1,447,000, and an increase in early extinguishment of debt of $765,000 primarily at Columbia Park Center, a specialty retail center located in North Bergen, New Jersey. These decreases were partially offset by the decreased losses from our equity investment in the New Jersey Nets basketball team of $3,325,000.
Summary of EBDT — The information in the tables on pages 27-32 present amounts for both full consolidation and pro-rata consolidation, providing a reconciliation of the difference between the two methods, as well as reconciliation from NOI to EBDT to net earnings. Under the pro-rata consolidation method, we present our partnership investments proportionate to our pro-rata share for each line item of our consolidated financial statements. Under full consolidation, partnership assets and liabilities are reported as consolidated at 100% if deemed under our control or if we are deemed to be the primary beneficiary for investments in the VIEs, or on the equity method of accounting if we do not have control or are not the primary beneficiary for investments in VIEs.
Reconciliation of Net Earnings to Earnings Before Depreciation, Amortization and Deferred Taxes (EBDT) (2)

	Three Months Ended April 30,
	2007	2006
	(in thousands)
Net earnings (loss)	$(17,181)	$53,258
Depreciation and amortization – Real Estate Groups (5)	64,509	47,200
Amortization of mortgage procurement costs – Real Estate Groups (5)	2,919	2,909
Deferred income tax expense – Real Estate Groups (6)	(10,360)	7,329

Current income tax expense on non-operating earnings: (6)
Gain on disposition included in discontinued operations	—	(29)

Straight-line rent adjustment (3)	(4,150)	(1,131)
Preference payment (4)	898	—
Gain on disposition recorded on equity method	(2,106)	—

Discontinued operations: (1)(6)
Gain on disposition of rental properties	—	(136,384)
Minority interest – Gain on disposition	—	61,086
Deferred income tax expense – Real Estate Groups	—	29,101

Earnings Before Depreciation, Amortization and Deferred Taxes (EBDT) (2)	$34,529	$63,339

(1)	Pursuant to the definition of a component of an entity of SFAS No. 144, assuming no significant continuing involvement, all earnings of properties which have been sold or are held for sale are reported as discontinued operations.

(2)	The Company uses an additional measure, along with net earnings, to report its operating results. This measure, referred to as Earnings Before Depreciation, Amortization and Deferred Taxes (“EBDT”), is not a measure of operating results as defined by generally accepted accounting principles and may not be directly comparable to similarly-titled measures reported by other companies. The Company believes that EBDT provides additional information about its operations, and along with net earnings, is necessary to understand its operating results. EBDT is defined as net earnings excluding the following items: i) gain (loss) on disposition of rental properties, divisions and other investments (net of tax); ii) the adjustment to recognize rental revenues and rental expense using the straight-line method; iii) non-cash charges for real estate depreciation, amortization, amortization of mortgage procurement costs and deferred income taxes; iv) preferred payment classified as minority interest expense on the Company’s Consolidated Statement of Earnings; v) provision for decline in real estate (net of tax); vi) extraordinary items (net of tax); and vii) cumulative effect of change in accounting principle (net of tax). Unlike the real estate segments, EBDT for the Nets segment equals net earnings.

(3)	The Company recognizes minimum rents on a straight-line basis over the term of the related lease pursuant to the provision of SFAS No. 13, “Accounting for Leases.” The straight-line rent adjustment is recorded as an increase or decrease to revenue from Forest City Rental Properties Corporation, a wholly-owned subsidiary of Forest City Enterprises, Inc., with the applicable offset to either accounts receivable or accounts payable, as appropriate.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information

(4)	The Forest City Ratner Companies portfolio became a wholly-owned subsidiary of the Company on November 8, 2006 upon the issuance of the Class A Common Units in exchange for Bruce C. Ratner’s minority interests. For the first five years only, the Units that have not been exchanged are entitled to their proportionate share of an annual preferred payment of $2,500,000 plus an amount equal to the dividends paid on the same number of shares of the Company’s common stock. After five years, the Units that have not been exchanged are entitled to a payment equal to the dividends paid on an equivalent number of shares of the Company’s common stock. At April 30, 2007, the Company has recorded approximately $898,000 related to one quarter’s share of the annual preferred payment which is classified as minority interest expense on the Company’s Consolidated Statement of Earnings.

(5)	The following table provides detail of depreciation and amortization and amortization of mortgage procurement costs. The Company’s Real Estate Groups are engaged in the ownership, development, acquisition and management of real estate projects, including apartment complexes, regional malls and retail centers, hotels, office buildings and mixed-use facilities, as well as large land development projects.

	Depreciation and Amortization		Amortization of Mortgage Procurement Costs
	Three Months Ended April 30,		Three Months Ended April 30,
	2007	2006	2007	2006
Full Consolidation	$60,800	$41,417	$2,599	$2,946
Non-Real Estate	(1,997)	(349)	—	(92)

Real Estate Groups Full Consolidation	58,803	41,068	2,599	2,854
Real Estate Groups related to minority interest	(2,687)	(3,271)	(160)	(308)
Real Estate Groups Equity Method	8,393	6,818	480	289
Real Estate Groups Discontinued Operations	—	2,585	—	74

Real Estate Groups Pro-Rata Consolidation	$64,509	$47,200	$2,919	$2,909

(6)	The following table provides detail of Income Tax Expense (Benefit):

		Three Months Ended April 30,
		2007	2006
		(in thousands)
(A)	Operating earnings
	Current	$(1,634)	$(496)
	Deferred	(12,912)	7,662

		(14,546)	7,166

(B)	Gain on disposition recorded on equity method
	Current	—	—
	Deferred	814	—

		814	—

	Subtotal (A) (B)
	Current	(1,634)	(496)
	Deferred	(12,098)	7,662

	Income tax expense	(13,732)	7,166

(C)	Discontinued operations
	Operating earnings
	Current	—	(534)
	Deferred	—	(23)

		—	(557)

	Gain on disposition of rental properties
	Current	—	(29)
	Deferred	—	29,124

		—	29,095

		—	28,538

	Grand Total (A) (B) (C)
	Current	(1,634)	(1,059)
	Deferred	(12,098)	36,763

		$(13,732)	$35,704

	Recap of Grand Total:
	Real Estate Groups
	Current	$2,246	$1,874
	Deferred	(10,360)	7,329

		(8,114)	9,203

	Discontinued operations
	Current	—	(563)
	Deferred	—	29,101

		—	28,538

	Non-Real Estate Groups
	Current	(3,880)	(2,370)
	Deferred	(1,738)	333

		(5,618)	(2,037)

	Grand Total	$(13,732)	$35,704

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Summary of Earnings Before Depreciation, Amortization and Deferred Taxes (EBDT) — Three Months Ended April 30, 2007 (in thousands)

	Commercial Group 2007					Residential Group 2007
			Plus					Plus
	Full	Less	Unconsolidated	Plus	Pro-Rata	Full	Less	Unconsolidated	Plus	Pro-Rata
	Consolidation	Minority	Investments at	Discontinued	Consolidation	Consolidation	Minority	Investments at	Discontinued	Consolidation
	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)

Revenues from real estate operations	$203,027	$12,427	$28,550	$—	$219,150	$66,807	$2,514	$43,574	$—	$107,867
Exclude straight-line rent adjustment	(5,839)	—	—	—	(5,839)	(4)	—	—	—	(4)

Adjusted revenues	197,188	12,427	28,550	—	213,311	66,803	2,514	43,574	—	107,863

Operating expenses, including non-Real Estate depreciation and amortization, and amortization of mortgage procurement costs	106,808	3,804	15,277	—	118,281	46,038	1,561	28,889	—	73,366
Exclude straight-line rent adjustment	(1,692)	—	—	—	(1,692)	—	—	—	—	—
Exclude preference payment	(898)	—	—	—	(898)	—	—	—	—	—

Adjusted operating expenses	104,218	3,804	15,277	—	115,691	46,038	1,561	28,889	—	73,366

Add interest income and other income	1,938	330	266	—	1,874	3,941	7	294	—	4,228

Add equity in earnings of unconsolidated entities	1,467	—	(1,466)	—	1	3,572	352	(3,522)	—	(302)

Remove gain on disposition of equity method rental properties	—	—	—	—	—	(2,106)	—	2,106	—	—

Add back equity method depreciation and amortization expense	3,952	—	(3,952)	—	—	4,859	—	(4,859)	—	—

Net operating income	100,327	8,953	8,121	—	99,495	31,031	1,312	8,704	—	38,423

Interest expense, including early extinguishment of debt	49,913	4,481	8,121	—	53,553	14,890	640	8,704	—	22,954

Income tax expense (benefit)	1,141	—	—	—	1,141	2,979	—	—	—	2,979

Minority interest in earnings before depreciation and amortization	4,472	4,472	—	—	—	672	672	—	—	—

Add: EBDT from discontinued operations	—	—	—	—	—	—	—	—	—	—

Earnings before depreciation, amortization and deferred taxes (EBDT)	$44,801	$—	$—	$—	$44,801	$12,490	$—	$—	$—	$12,490

Reconciliation to net earnings:

Earnings before depreciation, amortization and deferred taxes (EBDT)	$44,801	$—	$—	$—	$44,801	$12,490	$—	$—	$—	$12,490

Depreciation and amortization – Real Estate Groups	(46,426)	—	—	—	(46,426)	(17,969)	—	—	—	(17,969)

Amortization of mortgage procurement costs – Real Estate Groups	(2,026)	—	—	—	(2,026)	(752)	—	—	—	(752)

Deferred taxes – Real Estate Groups	470	—	—	—	470	4,358	—	—	—	4,358

Straight-line rent adjustment	4,147	—	—	—	4,147	4	—	—	—	4

Preference payment	(898)	—	—	—	(898)	—	—	—	—	—

Gain on disposition of rental properties and other investments, net of tax	—	—	—	—	—	—	—	1,292	—	1,292

Gain on disposition of equity method rental properties, net of tax	—	—	—	—	—	1,292	—	(1,292)	—	—

Net earnings (loss)	$68	$—	$—	$—	$68	$(577)	$—	$—	$—	$(577)

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Summary of Earnings Before Depreciation, Amortization and Deferred Taxes (EBDT) — Three Months Ended April 30, 2007 (in thousands) (continued)

	Land Development Group 2007					The Nets 2007
			Plus					Plus
	Full	Less	Unconsolidated	Plus	Pro-Rata	Full	Less	Unconsolidated	Plus	Pro-Rata
	Consolidation	Minority	Investments at	Discontinued	Consolidation	Consolidation	Minority	Investments at	Discontinued	Consolidation
	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)

Revenues from real estate operations	$10,733	$375	$1,148	$—	$11,506	$—	$—	$3,910	$—	$3,910
Exclude straight-line rent adjustment	1	—	—	—	1	—	—	—	—	—

Adjusted revenues	10,734	375	1,148	—	11,507	—	—	3,910	—	3,910

Operating expenses, including non-Real Estate depreciation and amortization, and amortization of mortgage procurement costs	12,156	430	1,464	—	13,190	—	—	6,826	—	6,826
Exclude straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Exclude preference payment	—	—	—	—	—	—	—	—	—	—

Adjusted operating expenses	12,156	430	1,464	—	13,190	—	—	6,826	—	6,826

Add interest income and other income	5,010	486	54	—	4,578	—	—	9	—	9

Add equity in earnings of unconsolidated entities	(427)	—	440	—	13	(3,251)	—	3,240	—	(11)

Remove gain on disposition of equity method rental properties	—	—	—	—	—	—	—	—	—	—

Add back equity method depreciation and amortization expense	62	—	(62)	—	—	—	—	—	—	—

Net operating income	3,223	431	116	—	2,908	(3,251)	—	333	—	(2,918)

Interest expense, including early extinguishment of debt	2,306	180	116	—	2,242	—	—	333	—	333

Income tax expense (benefit)	3,363	—	—	—	3,363	(1,201)	—	—	—	(1,201)

Minority interest in earnings before depreciation and amortization	251	251	—	—	—	—	—	—	—	—

Add: EBDT from discontinued operations	—	—	—	—	—	—	—	—	—	—

Earnings before depreciation, amortization and deferred taxes (EBDT)	$(2,697)	$—	$—	$—	$(2,697)	$(2,050)	$—	$—	$—	$(2,050)

Reconciliation to net earnings:

Earnings before depreciation, amortization and deferred taxes (EBDT)	$(2,697)	$—	$—	$—	$(2,697)	$(2,050)	$—	$—	$—	$(2,050)

Depreciation and amortization – Real Estate Groups	(114)	—	—	—	(114)	—	—	—	—	—

Amortization of mortgage procurement costs – Real Estate Groups	(141)	—	—	—	(141)	—	—	—	—	—

Deferred taxes – Real Estate Groups	3,185	—	—	—	3,185	—	—	—	—	—

Straight-line rent adjustment	(1)	—	—	—	(1)	—	—	—	—	—

Gain on disposition of rental properties and other investments, net of tax	—	—	—	—	—	—	—	—	—	—

Gain on disposition of equity method rental properties, net of tax	—	—	—	—	—	—	—	—	—	—

Net earnings (loss)	$232	$—	$—	$—	$232	$(2,050)	$—	$—	$—	$(2,050)

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Summary of Earnings Before Depreciation, Amortization and Deferred Taxes (EBDT) — Three Months Ended April 30, 2007 (in thousands) (continued)

	Corporate Activities 2007					Total 2007
			Plus					Plus
	Full	Less	Unconsolidated	Plus	Pro-Rata	Full	Less	Unconsolidated	Plus	Pro-Rata
	Consolidation	Minority	Investments at	Discontinued	Consolidation	Consolidation	Minority	Investments at	Discontinued	Consolidation
	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)

Revenues from real estate operations	$—	$—	$—	$—	$—	$280,567	$15,316	$77,182	$—	$342,433
Exclude straight-line rent adjustment	—	—	—	—	—	(5,842)	—	—	—	(5,842)

Adjusted revenues	—	—	—	—	—	274,725	15,316	77,182	—	336,591

Operating expenses, including non-Real Estate depreciation and amortization, and amortization of mortgage procurement costs	14,434	—	—	—	14,434	179,436	5,795	52,456	—	226,097
Exclude straight-line rent adjustment	—	—	—	—	—	(1,692)	—	—	—	(1,692)
Exclude preference payment	—	—	—	—	—	(898)	—	—	—	(898)

Adjusted operating expenses	14,434	—	—	—	14,434	176,846	5,795	52,456	—	223,507

Add interest income and other income	607	—	—	—	607	11,496	823	623	—	11,296

Add equity in earnings of unconsolidated entities	—	—	—	—	—	1,361	352	(1,308)	—	(299)

Remove gain on disposition of equity method rental properties	—	—	—	—	—	(2,106)	—	2,106	—	—

Add back equity method depreciation and amortization expense	—	—	—	—	—	8,873	—	(8,873)	—	—

Net operating income	(13,827)	—	—	—	(13,827)	117,503	10,696	17,274	—	124,081

Interest expense, including early extinguishment of debt	13,842	—	—	—	13,842	80,951	5,301	17,274	—	92,924

Income tax expense (benefit)	(9,654)	—	—	—	(9,654)	(3,372)	—	—	—	(3,372)

Minority interest in earnings before depreciation and amortization	—	—	—	—	—	5,395	5,395	—	—	—

Add: EBDT from discontinued operations	—	—	—	—	—	—	—	—	—	—

Earnings before depreciation, amortization and deferred taxes (EBDT)	$(18,015)	$—	$—	$—	$(18,015)	$34,529	$—	$—	$—	$34,529

Reconciliation to net earnings:

Earnings before depreciation, amortization and deferred taxes (EBDT)	$(18,015)	$—	$—	$—	$(18,015)	$34,529	$—	$—	$—	$34,529

Depreciation and amortization – Real Estate Groups	—	—	—	—	—	(64,509)	—	—	—	(64,509)

Amortization of mortgage procurement costs – Real Estate Groups	—	—	—	—	—	(2,919)	—	—	—	(2,919)

Deferred taxes – Real Estate Groups	3,161	—	—	—	3,161	11,174	—	—	—	11,174

Straight-line rent adjustment	—	—	—	—	—	4,150	—	—	—	4,150

Preference payment	—	—	—	—	—	(898)	—	—	—	(898)

Gain on disposition of rental properties and other investments, net of tax	—	—	—	—	—	—	—	1,292	—	1,292

Gain on disposition of equity method rental properties, net of tax	—	—	—	—	—	1,292	—	(1,292)	—	—

Net earnings (loss)	$(14,854)	$—	$—	$—	$(14,854)	$(17,181)	$—	$—	$—	$(17,181)

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Summary of Earnings Before Depreciation, Amortization and Deferred Taxes (EBDT) — Three Months Ended April 30, 2006 (in thousands)

	Commercial Group 2006					Residential Group 2006
			Plus					Plus
	Full	Less	Unconsolidated	Plus	Pro-Rata	Full	Less	Unconsolidated	Plus	Pro-Rata
	Consolidation	Minority	Investments at	Discontinued	Consolidation	Consolidation	Minority	Investments at	Discontinued	Consolidation
	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)

Revenues from real estate operations	$196,339	$23,160	$22,649	$15,746	$211,574	$55,083	$2,244	$30,797	$4,829	$88,465
Exclude straight-line rent adjustment	(2,684)	—	—	(16)	(2,700)	(11)	—	—	—	(11)

Adjusted revenues	193,655	23,160	22,649	15,730	208,874	55,072	2,244	30,797	4,829	88,454

Operating expenses, including depreciation and amortization, and amortization of mortgage procurement costs for non-Real Estate Groups	98,732	10,518	13,342	14,308	115,864	36,219	1,339	17,838	2,005	54,723
Exclude straight-line rent adjustment	(1,167)	—	—	(412)	(1,579)	—	—	—	—	—

Adjusted operating expenses	97,565	10,518	13,342	13,896	114,285	36,219	1,339	17,838	2,005	54,723

Add interest income and other income	885	310	(109)	449	915	9,930	(12)	111	4	10,057

Add equity in earnings of unconsolidated entities	1,518	—	(1,883)	—	(365)	639	—	(1,007)	—	(368)

Add back equity method depreciation and amortization expense	2,806	—	(2,806)	—	—	4,301	—	(4,301)	—	—

Net operating income	101,299	12,952	4,509	2,283	95,139	33,723	893	7,762	2,828	43,420

Interest expense, including early extinguishment of debt	44,174	5,877	4,509	2,097	44,903	12,058	742	7,762	1,401	20,479

Income tax expense (benefit)	2,391	—	—	(752)	1,639	(1,092)	—	—	218	(874)

Minority interest in earnings before depreciation and amortization	7,075	7,075	—	—	—	151	151	—	—	—

Add: EBDT from discontinued operations	938	—	—	(938)	—	1,209	—	—	(1,209)	—

Earnings before depreciation, amortization and deferred taxes (EBDT)	$48,597	$—	$—	$—	$48,597	$23,815	$—	$—	$—	$23,815

Reconciliation to net earnings:

Earnings before depreciation, amortization and deferred taxes (EBDT)	$48,597	$—	$—	$—	$48,597	$23,815	$—	$—	$—	$23,815

Depreciation and amortization – Real Estate Groups	(29,508)	—	—	(1,679)	(31,187)	(15,076)	—	—	(906)	(15,982)

Amortization of mortgage procurement costs – Real Estate Groups	(1,966)	—	—	(54)	(2,020)	(869)	—	—	(20)	(889)

Deferred taxes – Real Estate Groups	(6,582)	—	—	—	(6,582)	(3,123)	—	—	23	(3,100)

Straight-line rent adjustment	1,517	—	—	(396)	1,121	11	—	—	—	11

Gain on disposition of rental properties and other investments, net of tax	—	—	—	46,203	46,203	—	—	—	—	—

Discontinued operations, net of tax and minority interest:
Depreciation and amortization – Real Estate Groups	(1,679)	—	—	1,679	—	(906)	—	—	906	—
Amortization of mortgage procurement costs – Real Estate Groups	(54)	—	—	54	—	(20)	—	—	20	—
Deferred taxes – Real Estate Groups	—	—	—	—	—	23	—	—	(23)	—
Straight-line rent adjustment	(396)	—	—	396	—	—	—	—	—	—
Gain on disposition of rental properties	46,203	—	—	(46,203)	—	—	—	—	—	—

Net earnings	$56,132	$—	$—	$—	$56,132	$3,855	$—	$—	$—	$3,855

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Summary of Earnings Before Depreciation, Amortization and Deferred Taxes (EBDT) — Three Months Ended April 30, 2006 (in thousands) (continued)

	Land Development Group 2006					The Nets 2006
			Plus					Plus
	Full	Less	Unconsolidated	Plus	Pro-Rata	Full	Less	Unconsolidated	Plus	Pro-Rata
	Consolidation	Minority	Investments at	Discontinued	Consolidation	Consolidation	Minority	Investments at	Discontinued	Consolidation
	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)

Revenues from real estate operations	$20,816	$847	$4,067	$—	$24,036	$—	$—	$12,264	$—	$12,264
Exclude straight-line rent adjustment	1	—	—	—	1	—	—	—	—	—

Adjusted revenues	20,817	847	4,067	—	24,037	—	—	12,264	—	12,264

Operating expenses, including depreciation and amortization, and amortization of mortgage procurement costs for non-Real Estate Groups	13,101	635	3,607	—	16,073	—	—	19,965	—	19,965
Exclude straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—

Adjusted operating expenses	13,101	635	3,607	—	16,073	—	—	19,965	—	19,965

Add interest income and other income	3,546	333	22	—	3,235	—	—	69	—	69

Add equity in earnings of unconsolidated entities	6,923	—	(98)	—	6,825	(8,701)	—	8,668	—	(33)

Add back equity method depreciation and amortization expense	—	—	—	—	—	—	—	—	—	—

Net operating income	18,185	545	384	—	18,024	(8,701)	—	1,036	—	(7,665)

Interest expense, including early extinguishment of debt	1,829	129	384	—	2,084	—	—	1,036	—	1,036

Income tax expense (benefit)	9,090	—	—	—	9,090	(3,326)	—	—	—	(3,326)

Minority interest in earnings before depreciation and amortization	416	416	—	—	—	—	—	—	—	—

Add: EBDT from discontinued operations	—	—	—	—	—	—	—	—	—	—

Earnings before depreciation, amortization and deferred taxes (EBDT)	$6,850	$—	$—	$—	$6,850	$(5,375)	$—	$—	$—	$(5,375)

Reconciliation to net earnings:

Earnings before depreciation, amortization and deferred taxes (EBDT)	$6,850	$—	$—	$—	$6,850	$(5,375)	$—	$—	$—	$(5,375)

Depreciation and amortization – Real Estate Groups	(31)	—	—	—	(31)	—	—	—	—	—

Amortization of mortgage procurement costs – Real Estate Groups	—	—	—	—	—	—	—	—	—	—

Deferred taxes – Real Estate Groups	2,853	—	—	—	2,853	—	—	—	—	—

Straight-line rent adjustment	(1)	—	—	—	(1)	—	—	—	—	—

Gain on disposition of rental properties and other investments, net of tax	—	—	—	—	—	—	—	—	—	—

Discontinued operations, net of tax and minority interest:
Depreciation and amortization – Real Estate Groups	—	—	—	—	—	—	—	—	—	—
Amortization of mortgage procurement costs – Real Estate Groups	—	—	—	—	—	—	—	—	—	—
Deferred taxes – Real Estate Groups	—	—	—	—	—	—	—	—	—	—
Straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Gain on disposition of rental properties	—	—	—	—	—	—	—	—	—	—

Net earnings	$9,671	$—	$—	$—	$9,671	$(5,375)	$—	$—	$—	$(5,375)

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Summary of Earnings Before Depreciation, Amortization and Deferred Taxes (EBDT) — Three Months Ended April 30, 2006 (in thousands) (continued)

	Corporate Activities 2006					Total 2006
			Plus					Plus
	Full	Less	Unconsolidated	Plus	Pro-Rata	Full	Less	Unconsolidated	Plus	Pro-Rata
	Consolidation	Minority	Investments at	Discontinued	Consolidation	Consolidation	Minority	Investments at	Discontinued	Consolidation
	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)

Revenues from real estate operations	$—	$—	$—	$—	$—	$272,238	$26,251	$69,777	$20,575	$336,339
Exclude straight-line rent adjustment	—	—	—	—	—	(2,694)	—	—	(16)	(2,710)

Adjusted revenues	—	—	—	—	—	269,544	26,251	69,777	20,559	333,629

Operating expenses, including depreciation and amortization, and amortization of mortgage procurement costs for non-Real Estate Groups	8,128	—	—	—	8,128	156,180	12,492	54,752	16,313	214,753
Exclude straight-line rent adjustment	—	—	—	—	—	(1,167)	—	—	(412)	(1,579)

Adjusted operating expenses	8,128	—	—	—	8,128	155,013	12,492	54,752	15,901	213,174

Add interest income and other income	527	—	—	—	527	14,888	631	93	453	14,803

Add equity in earnings of unconsolidated entities	—	—	—	—	—	379	—	5,680	—	6,059

Add back equity method depreciation and amortization expense	—	—	—	—	—	7,107	—	(7,107)	—	—

Net operating income	(7,601)	—	—	—	(7,601)	136,905	14,390	13,691	5,111	141,317

Interest expense, including early extinguishment of debt	10,173	—	—	—	10,173	68,234	6,748	13,691	3,498	78,675

Income tax expense (benefit)	(7,226)	—	—	—	(7,226)	(163)	—	—	(534)	(697)

Minority interest in earnings before depreciation and amortization	—	—	—	—	—	7,642	7,642	—	—	—

Add: EBDT from discontinued operations	—	—	—	—	—	2,147	—	—	(2,147)	—

Earnings before depreciation, amortization and deferred taxes (EBDT)	$(10,548)	$—	$—	$—	$(10,548)	$63,339	$—	$—	$—	$63,339

Reconciliation to net earnings:

Earnings before depreciation, amortization and deferred taxes (EBDT)	$(10,548)	$—	$—	$—	$(10,548)	$63,339	$—	$—	$—	$63,339

Depreciation and amortization – Real Estate Groups	—	—	—	—	—	(44,615)	—	—	(2,585)	(47,200)

Amortization of mortgage procurement costs – Real Estate Groups	—	—	—	—	—	(2,835)	—	—	(74)	(2,909)

Deferred taxes – Real Estate Groups	(477)	—	—	—	(477)	(7,329)	—	—	23	(7,306)

Straight-line rent adjustment	—	—	—	—	—	1,527	—	—	(396)	1,131

Gain on disposition of rental properties and other investments, net of tax	—	—	—	—	—	—	—	—	46,203	46,203

Discontinued operations, net of tax and minority interest:
Depreciation and amortization – Real Estate Groups	—	—	—	—	—	(2,585)	—	—	2,585	—
Amortization of mortgage procurement costs – Real Estate Groups	—	—	—	—	—	(74)	—	—	74	—
Deferred taxes – Real Estate Groups	—	—	—	—	—	23	—	—	(23)	—
Straight-line rent adjustment	—	—	—	—	—	(396)	—	—	396	—
Gain on disposition of rental properties	—	—	—	—	—	46,203	—	—	(46,203)	—

Net earnings	$(11,025)	$—	$—	$—	$(11,025)	$53,258	$—	$—	$—	$53,258